June 2, 2014


Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by One 1 American
Depositary Receipts representing five 5
Ordinary Shares of Rexam plc Form F6
File No. 333153504



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary
for securities against which American
Depositary Receipts are to be issued,
we attach a copy of the new prospectus
Prospectus reflecting a change to the
form of receipt for Rexam plc.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised par value for Rexam plc.

The Prospectus has been revised to
reflect that reference to the par value
and has been deleted from the form of
receipt.

Please contact me with any questions
or comments at 212 8156915



Margaret Keyes
The Bank of New York Mellon  ADR
Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance